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                                                                    Exhibit 23.1



                       Consent of Independent Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 1999, which appears on page 14 of the Image Guided Technologies, Inc. Annual Report on Form 10KSB for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Broomfield, Colorado
September 24, 1999